UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 13, 2009

WATERPURE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Florida	333-135783	20-3217152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Plymouth Road, Suite 310, Plymouth Meeting, PA 19462
(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 728-2405

Copy of correspondence to:

James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02                                Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 13, 2009, WaterPure International, Inc. (the “Company”) became aware of a clerical error in the accounting for accrued royalties and licensing fees requiring the Company to restate its previously filed financial statements in the quarterly report on Form 10-Q for the quarter ending September 30, 2008 (the “Report”). As a result, such financial statements included within the Report noted above should no longer be relied upon.

This error had the following impact on the unaudited financial statements for the three months ended September 30, 2008:

	As Filed	Adjustment	As Restated
Statement of Operations
Accretion of accrued royalties	(28,509)	57,018	28,509
Net Loss	(401,536)	(57,018)	(458,554)

Balance Sheet
Liabilities	1,518,900	57,018	1,575,918
Deficit accumulated during the
development stage	(3,868,498)	(57,018)	(3,925,516)

The Company intends to file a restated Report as soon as practicable to reflect the restatement.

The above conclusions were reached in consultation with the Company’s Board of Directors (acting as the Company’s audit committee) and the Company’s independent registered public accounting firm, CCR LLP.  On February 19, 2009, the Company provided CCR LLP, with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that CCR LLP, furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. Such letter is filed herewith as Exhibit 16.1.

ITEM 9.01                                Financial Statements and Exhibits.

(d)           Exhibits.

16.1	Letter from CCR LLP, dated as of February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERPURE INTERNATIONAL, INC.

Dated: February 19, 2009	By:	/s/ PAUL S. LIPSCHUTZ
Paul S. Lipschutz
Chief Executive Officer

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